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Stratasys' Board Urges Shareholders to Vote "FOR" the Re-Election of the Stratasys Slate AND to Reject Nano Dimension's Coercive Partial Tender Offer

HOW TO SUPPORT STRATASYS

Support Stratasys and Protect Your Investment

Nano's self-serving campaign and revised partial tender offer risk derailing future growth opportunities

Nano has launched a highly opportunistic, self-interested campaign to take control of Stratasys by commencing a partial tender offer and nominating an unqualified slate of director candidates to stand for election to Stratasys' Board of Directors. Voting for Nano's slate will enable Nano to take control of Stratasys without paying Stratasys shareholders, irrespective of the partial tender offer.

Nano's campaign risks derailing Stratasys' future growth opportunities and threatens to destroy value for Stratasys shareholders.

Ahead of the Stratasys Annual General Meeting on Tuesday, August 8, 2023, the Stratasys Board urges shareholders to vote on the **WHITE** proxy card **"FOR"** the re-election of the Stratasys slate consisting of the eight highly qualified current members of Stratasys' Board.

MEET OUR BOARD | CLICK TO VOTE

Nano's opportunistic, coercive, highly conditional partial tender offer is not in the best interests of all Stratasys shareholders.

On July 18, 2023, Nano increased the offer price of its unsolicited partial tender offer from $24.00 to $25.00 per share in cash, seeking to acquire up to 36.9% of Stratasys ordinary shares not already owned by Nano. The Stratasys Board unanimously determined that the revised partial tender offer continues to significantly undervalue the Company as a whole and is NOT in the best interests of all Stratasys shareholders.

Nano's **partial tender** means Stratasys shareholders who tender their shares may have as few as approximately 40% of their shares purchased, assuming full participation in the offer.

The partial tender offer implies a blended value of **approximately $16 to $19 per share or less**[1], assuming full participation in the offer, given that Stratasys being controlled by Nano is likely to lead to Stratasys shareholders' remaining shares **trading at a heavily discounted level**, which could **be approximately $9 to $15 per share or less**[2].

Stratasys Board of Directors Unanimously Rejects Nano Dimension's Revised Partial Tender Offer and Unanimously Recommends that Shareholders Vote **"FOR"** the Re-Election of the Stratasys Slate. We urge shareholders to read the Amended Schedule 14D-9 and the Proxy Statement for the 2023 Annual General Meeting carefully and in their entirety so you will be fully informed as to your Board's recommendations.

NOTICE OF OBJECTION

AMENDED SCHEDULE 14D-9

PRESS RELEASE

PROXY STATEMENT

PROXY CARD

The Stratasys Board urges shareholders to reject Nano's revised partial offer, deliver a Notice of Objection against the partial offer and **NOT** to tender their Stratasys shares in the partial offer.

PROTECTING AND MAXIMIZING VALUE FOR ALL STRATASYS SHAREHOLDERS

HOW TO DELIVER A NOTICE OF OBJECTION

Value of Nano's $25 partial tender is illusory



Nano Partial Tender Offer for 37%[1,2] of shares
~40% of your shares purchased in the partial tender offer
$25
+
49% SSYS shares illustratively trade as Nano-controlled entity
~60% of your shares become minority
=
Illustrative pro-rata price[4]
~$16 – $19

Source: Company filings, Factset, Nano tender offer as of 07/18/2023
1Assuming basic shares outstanding of 68.6 mm; 2 Up to 25.3 mm shares purchased as per TO; 3 Assumes SSYS trades as a Nano-controlled entity; Nano market capitalization has been trading at an average ~ 60 % of its cash balance and investments YTD, applying same discount to SSYS unaffected price; rounded for illustrative purposes; 4 Implied pro rata prices assuming 25.3 mm shares acquired at $ 25.00 /share as per TO and remaining shares trade at a discount to SSYS unaffected price; rounded for illustrative purposes; 5 Reflects unaffected SSYS price as of May 24, 2023

Partial Tender Offer

- On May 30, 2023, Stratasys rejected Nano's previous partial tender offer to acquire ordinary shares of Stratasys for $18.00
- On June 30, 2023, Stratasys rejected Nano's revised partial tender offer to acquire ordinary shares of Stratasys for $20.05 per share
- On July 17, 2023, Stratasys rejected Nano's revised partial tender offer to acquire ordinary shares of Stratasys for $24.00 per share
- On July 19, 2023, Stratasys rejected Nano's revised partial tender offer to acquire ordinary shares of Stratasys for $25.00 per share
- Nano's **partial tender** means Stratasys shareholders who tender their shares may have as few as approximately 40% of their shares purchased, assuming full participation in the offer. If the partial tender offer is successful, additional shareholders are likely to tender their shares during the mandatory 4-day extension window, and **shareholders will still own approximately 60% of their existing shares in a Nano-controlled Stratasys**
- The partial tender offer implies a blended value of **approximately $16 to $19 per share or less**[1], assuming full participation in the offer, given that Stratasys being controlled by Nano is likely to lead to Stratasys shareholders' remaining shares **trading at a heavily discounted level,** which could **be approximately $9 to $15 per share or less**[2]

1 Assuming all Stratasys shareholders except Nano tender their aggregate 58.9mm shares and maximum of 25.3mm shares purchased as per Nano tender offer (~40% total shares tendered), leaving 33.6mm shares not purchased (~60% total shares tendered); Calculation based on blended value of shares tendered to Nano at $25 per share and illustrative value of remaining SSYS shares (see note 2 below).
2 Assuming for illustrative purposes $14.88 unaffected Stratasys share price as of 5/24/2023 before announcement of the transaction with Desktop Metal at the upper end and ~40% discount to Stratasys unaffected price of $14.88 implying ~$9 per share at the low end. The ~40% discount applied is calculated on the basis of the average 2023 YTD discount of Nano's share price to its per share value of cash and investments.

Your Participation is Important

HOW TO SUPPORT STRATASYS

Shareholders are urged to support Stratasys' value creation strategy and reject Nano's attempt to take control of Stratasys and destroy the value of their investment. Ahead of the Stratasys 2023 Annual General Meeting, vote on the WHITE proxy card **'FOR'** the re-election of the Stratasys slate of directors.

Voting for Nano's slate will enable Nano to take control of Stratasys without paying Stratasys shareholders, irrespective of the partial tender offer.

Stratasys shareholders are also strongly urged NOT to tender their shares into Nano's revised partial tender offer AND to deliver a Notice of Objection. If you have already tendered your shares, you can still withdraw them.

Simply refraining from tendering shares could result in non-tendering shareholders being left as minority shareholders in a company controlled by Nano.

Stratasys

INVESTOR RELATIONS

Yonah Lloyd
CCO / VP Investor Relations
Yonah.Lloyd@stratasys.com

U.S. MEDIA

Ed Trissel / Joseph Sala / Kara Brickman
Jocie Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA

Rosa Coblens
VP Sustainability, Public Relations IL & Global Internal Communications
Rosa.Coblens@stratasys.com

Yael Amon
Scherf Communications
yaela@scherfcom.com
+972527202703

Desktop Metal

INVESTOR RELATIONS

Jay Gentzkow
jaygentzkow@desktopmetal.com
(781) 730-2110

MEDIA RELATIONS

Sarah Webster
sarahwebster@desktopmetal.com
(313) 715-6988

Stratasys Home Our Nominees Desktop Metal Materials FAQ How To Support Stratasys Contact Us

Our Nominees

Meet the purpose-built Board driving shareholder value

Our Board is highly qualified with relevant sector experience and expertise and is purpose-built to oversee Stratasys' growth strategy and drive shareholder value



SSYS nominees	Dov Ofer	S. Scott Crump	John McEleney	Ziva Patir	David Reis	Michael Schoellhorn	Yair Seroussi	Adina Shorr
Title	Chairman	Director	Director	Director	Director	Director	Director	Director
Senior management at a $500M+ revenue company	✓	✓	✓		✓	✓	✓	✓
Generating profitable growth	✓	✓	✓		✓	✓	✓	✓
Successful M&A strategy and integration	✓	✓	✓		✓	✓	✓	✓
ESG, Industry Standards and compliance experience		✓		✓		✓		
Experience at a leading 3D printing company	✓	✓	✓	✓	✓	✓	✓	✓

Stratasys Board of Directors urges shareholders to vote "FOR" the re-election of the Stratasys slate consisting of the eight highly qualified current members of Stratasys' Board. **Your vote is important.** We urge shareholders to read the proxy statement carefully and vote your shares promptly, regardless of the number of shares you own.

LETTER TO STRATASYS SHAREHOLDERS FROM THE BOARD OF DIRECTORS

PROXY STATEMENT

PROXY CARD

Stratasys' Board is purpose-built

We continuously evaluate Stratasys' board composition to maintain the right balance of skills, experience, diversity and tenure. As part of this process, we take into consideration the feedback and views of shareholders through active engagement to help inform our decision-making and ensure the board composition that is in the best interests of the Company and all our shareholders.

Stratasys operates in a highly technical field requiring a vast amount of experience and industry relationships across 3D printing, other high-tech enterprises, manufacturing and software in order to succeed as a company – **and our Board brings the right operational leadership and technical expertise, diverse and unique insights into industry relationships and ESG best practices to drive Stratasys' growth.**

Board Composition Highlights


BOARD INDEPENDENCE
1
Co-Founder of Stratasys
88%
Independent
7
Independent

Majority of Board is composed of independent directors


DIRECTOR TENURE
> 11 years
13%
1
3
< 6 years
37%
4
6 - 10 years
50%

Board is balanced between directors with a short, medium and longer tenure

Meet our director nominees



Dov Ofer
Chairman of the Board since May 2020
Director since July 2017
READ BIO

Scott Crump
Director since November 2021
READ BIO

John J. McEleney
Director since December 2007
READ BIO

Ziva Patir
Director since June 2015
READ BIO



David Reis
Director since June 2010
READ BIO

Michael Schoellhorn
Director since November 2020
READ BIO

Yair Seroussi
Director since July 2017
READ BIO

Adina Shorr
Director since July 2018
READ BIO

Your Participation is Important

Protect Your Investment and Reject Nano's Attempt to Take Control of Stratasys

The highly opportunistic, self-interested campaign by Nano to take control of Stratasys risks derailing our future growth opportunities and threatens to destroy value for Stratasys shareholders.

Help ensure Stratasys can continue to build on its progress and maximize shareholder value.

Vote on the **WHITE** proxy card **"FOR"** the reelection of the Stratasys slate.

Stratasys shareholders are also urged **NOT** to tender shares into Nano's coercive partial tender offer, to withdraw any shares previously tendered AND to contact your broker and instruct them to file a Notice of Objection.

HOW TO SUPPORT STRATASYS

Stratasys

INVESTOR RELATIONS

Yonah Lloyd
CCO / VP Investor Relations
[illegible]

U.S. MEDIA

Ed Trissel / Joseph Sala / Kara Brickman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA

[illegible]
VP Sustainability, Public Relations & Global Internal Communications
[illegible]

Yael [illegible]
Scherf Communications
[illegible]
+[illegible]

Desktop Metal

INVESTOR RELATIONS

Jay Gonzalez
[illegible]
[illegible]

MEDIA RELATIONS

Sarah Webster
[illegible]
[illegible]

Need Help?



Shareholder Materials

2023 Annual General Meeting Materials

Press Releases

[illegible]
Stratasys Files Proxy Statement for the 2023 Annual General Meeting and Mails Letter to Shareholders — DOWNLOAD

Letters

[illegible]
Letter to Stratasys Shareholders from the Board of Directors — DOWNLOAD

Proxy Card

Click here to download a proxy card — DOWNLOAD

Stratasys' Combination with Desktop Metal

Press Releases

[illegible]
Stratasys Files Preliminary Form F-4 and Additional Revenue and EBITDA Estimates for Superior Value Combination with Desktop Metal — DOWNLOAD

[illegible]
Stratasys to Combine with Desktop Metal in Approximately $1.8 Billion All-Stock Transaction — DOWNLOAD

Presentations

[illegible]
Delivering superior value with Desktop Metal combination — DOWNLOAD

[illegible]
Stratasys: Positioned to deliver outsized and enduring shareholder value — DOWNLOAD

[illegible]
Stratasys and Desktop Metal to Combine — DOWNLOAD

Investor Q&A

[illegible]
Stratasys Investor Update Q&A — DOWNLOAD

Webcasts

[illegible]
Stratasys Investor Update — LINK TO WEBCAST

[illegible]
Stratasys to Combine with Desktop Metal — LINK TO WEBCAST

Notice of Objection

Click here to download a Notice of Objection — DOWNLOAD

Nano's Coercive Tender Offer

Press Releases

JULY 19, 2023
Stratasys Board of Directors Unanimously Rejects Nano Dimension's $25.00 Revised Partial Tender Offer
DOWNLOAD

JULY 17, 2023
Stratasys Board of Directors Unanimously Rejects Nano Dimension's Revised Partial Tender Offer
DOWNLOAD

JULY 10, 2023
Stratasys to Review Revised Unsolicited Partial Tender Offer From Nano Dimension
DOWNLOAD

JUNE 30, 2023
Stratasys Board of Directors Unanimously Rejects Nano Dimension's Revised Partial Tender Offer
DOWNLOAD

JUNE 27, 2023
Stratasys to Review Revised Unsolicited Partial Tender Offer From Nano Dimension
DOWNLOAD

JUNE 21, 2023
Stratasys Urges Shareholders NOT to Tender into Nano Dimension's Inadequate, Unsolicited, Partial Tender Offer
DOWNLOAD

JUNE 1, 2023
Stratasys Mails Letter to Shareholders
DOWNLOAD

MAY 30, 2023
Stratasys Board of Directors Unanimously Rejects Nano Dimension's Partial Tender Offer
DOWNLOAD

MAY 25, 2023
Stratasys to Review Unsolicited Special Tender Offer From Nano Dimension
DOWNLOAD

APRIL 13, 2023
Stratasys Board of Directors Unanimously Rejects the Nano Dimension Revised Unsolicited Proposal of $20.05 Per Share
DOWNLOAD

APRIL 4, 2023
Stratasys Confirms Receipt of Revised Unsolicited Acquisition Proposal From Nano Dimension
DOWNLOAD

APRIL 3, 2023
Stratasys Board of Directors Unanimously Rejects the Nano Dimension Revised Unsolicited Proposal of $19.55 Per Share
DOWNLOAD

MARCH 31, 2023
Stratasys Confirms Receipt of Revised Unsolicited Acquisition Proposal From Nano Dimension
DOWNLOAD

MARCH 21, 2023
Stratasys Board of Directors Unanimously Rejects Unsolicited Proposal From Nano Dimension
DOWNLOAD

MARCH 3, 2023
Stratasys Confirms Receipt of Unsolicited Acquisition Proposal From Nano Dimension
DOWNLOAD

Letters

JUNE 7, 2023
Letter to Stratasys Shareholders from the Board of Directors
DOWNLOAD

Presentations

JULY 17, 2023
Protecting and maximizing value for all Stratasys shareholders
DOWNLOAD

MAY 31, 2023
Stratasys: Positioned to deliver outsized and enduring shareholder value
DOWNLOAD

Stratasys

INVESTOR RELATIONS
Yonah Lloyd
CCO / VP Investor Relations
[illegible]

U.S. MEDIA
[illegible]
(212) 355-4449

ISRAEL MEDIA
[illegible]
VP Sustainability, Public Relations & Global Internal Communications
[illegible]
[illegible]

Desktop Metal

INVESTOR RELATIONS
Jay Gottlieb
[illegible]
(781) 730-2110

MEDIA RELATIONS
Sarah Webster
[illegible]
(313) 715-6988


stratasys
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FAQ

What does the Stratasys Board of Directors recommend I do with my shares?

Nano has launched a highly opportunistic, self-interested campaign to take control of Stratasys by commencing a partial tender offer and nominating an unqualified slate of director candidates to stand for election to Stratasys' Board of Directors. Voting for Nano's slate will enable Nano to take control of Stratasys without paying Stratasys shareholders, irrespective of the partial tender offer.

The Board strongly believes **the highly opportunistic, self-interested campaign by Nano Dimension to take control of Stratasys puts your investment at risk** by threatening to derail our significant progress and destroy value for Stratasys shareholders.

Stratasys' Board unanimously recommends that Stratasys shareholders vote "FOR" the re-election of the Stratasys slate consisting of the eight highly qualified current members of Stratasys' Board ahead of the Stratasys Annual General Meeting on Tuesday, August 8, 2023. Learn more here.

Further, the Stratasys Board of Directors unanimously determined that the revised partial tender offer announced by Nano Dimension to acquire ordinary shares of Stratasys for $25.00 per share in cash is **misleading, illusory, continues to substantially undervalue Stratasys as a whole** and is NOT in the best interests of all Stratasys shareholders. Accordingly, the Board urges shareholders **NOT** to tender their shares into Nano's revised offer, to withdraw any shares that have already been tendered, AND to deliver a Notice of Objection against the offer. Learn more here.

How do I vote my shares at the 2023 Stratasys Annual General Meeting?

Whether or not you plan to attend the 2023 Annual General Meeting, your vote is important, regardless of the number of shares you own. You can vote your shares by internet (at www.cesvote.com) or by mail. Simply follow the instructions on the **WHITE** proxy card or voting instruction form provided to you. **If you vote online, your vote must be received by 11:59 p.m., U.S. Eastern time, on Monday, August 7, 2023 in order to be counted towards the tally of votes at the Meeting.** Learn more here.

Who is eligible to vote at the 2023 Stratasys Annual General Meeting?

You are entitled to vote if you were a shareholder of Stratasys as of the close of business on Wednesday, July 5, 2023. **Your vote is important, regardless of the number of shares you own.**

When can I vote my shares at the 2023 Stratasys Annual General Meeting?

Shareholders of record can vote ahead of the Annual General Meeting on Tuesday, August 8, 2023. **Your vote must be received by 11:59 p.m., U.S. Eastern time, on Monday, August 7, 2023 in order to be counted towards the tally of votes at the Meeting.**

Can I change my vote?

Yes. If you are a shareholder of record and have submitted a proxy card, you can change your vote at any time before it is voted by sending a written and dated notice of revocation to Broadridge, our agent for tallying the votes at the Meeting. Any such revocation or later proxy must be received by 11:59 p.m., U.S. Eastern time, on Monday, August 7, 2023, for it to be effective. If you initially voted online, you can follow the same instructions as you did initially in order to submit your revised vote.

What should I do if I do not have a proxy card?

If you lose or misplace your **WHITE** proxy card, you can print a copy of the proxy card from here, or our website at www.stratasys.com. If you receive proxy materials sent by Nano, we urge you to simply discard Nano's proxy card.

If you need additional copies of the proxy statement or the proxy card or voting instruction form, you can contact Morrow Sodali LLC by calling toll-free (800) 662-5200 or (203) 658-9400 or emailing SSYS@info.morrowsodali.com.

Why does the Board believe rejecting Nano's partial tender offer and delivering a Notice of Objection against the offer is in the best interests of Stratasys shareholders?

Nano's **partial tender** means Stratasys shareholders who tender their shares may have as few as approximately 40% of their shares purchased, assuming full participation in the offer.

If the partial tender offer is successful, additional shareholders are likely to tender their shares during the 4-day mandatory extension window, and **shareholders will still own ~60% of their existing shares in a Nano-controlled Stratasys.**

Therefore, shareholders risk becoming a minority shareholder in a Nano-controlled company by tendering into Nano's partial offer.

The partial tender offer implies a blended value of **approximately $16 to $19 per share or less**[1], assuming full participation in the offer, given that Stratasys being controlled by Nano is likely to lead to Stratasys shareholders' remaining shares **trading at a heavily discounted level**, which could **be approximately $9 to $15 per share or less**[2].

Nano has **destroyed significant value and trades at negative firm value**. Yoav Stern, Nano's CEO, cannot be trusted, has made misrepresentations about Stratasys and is not qualified to manage Stratasys. Since Stern's appointment, Nano has spent more than $500 million in cash and increased its revenue by only $44 million.

If the partial tender offer is successful, **significant conflicts of interest** would exist that are likely to be detrimental to Stratasys and its minority shareholders. Nano and Yoav Stern may not be incentivized to act in the best interest of minority shareholders of Stratasys, and **Nano could block any future transaction that might maximize value** for Stratasys and its minority shareholders.

What is a tender offer?

A tender offer is a public offer to purchase stock of a corporation from its shareholders at a certain price (in this case $25.00 per share) within a stated time limit, often in an effort to win control of the company. A tender offer must comply with the rules and regulations of the SEC, which include certain minimum offering periods, withdrawal rights, manner of publication and other requirements.

What is the difference between a tender offer in Israel versus in the U.S.?

Under Israeli tender offer rules, an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This requirement does not apply if there is already another holder of at least 25% of the voting rights in the company. A special tender offer in Israel will fail if the shares covered by submitted Notices of Objection are greater than or equal to the number of shares tendered in the offer.

How do Stratasys shareholders deliver a Notice of Objection?

Please contact your broker and instruct them to deliver a Notice of Objection on your behalf. If you have already tendered your shares, you can still withdraw them. Further information can be found here.

If I already delivered a Notice of Objection against Nano's previous partial tender offers for $18.00 per share, $20.05 per share or $24.00 per share, do I need to deliver another Notice of Objection against the revised offer?

No. If you have already submitted a Notice of Objection, you are deemed to have objected to the offer. If you have already tendered your shares, you can still withdraw them and deliver a Notice of Objection.

Who can I contact for more information?

If you need assistance delivering your Notice of Objection or voting your WHITE proxy card, or have further questions, please contact Morrow Sodali LLC by calling toll-free (800) 662-5200 or (203) 658-9400 or emailing SSYS@info.morrowsodali.com.

Investors can contact Yonah Lloyd, CCO / VP Investor Relations, by emailing Yonah.Lloyd@stratasys.com.

U.S. media can contact Ed Trissel / Joseph Sala / Kara Brickman at Joele Frank, Wilkinson Brimmer Katcher by calling (212) 355-4449.

Israel media can contact Motti Scherf by calling +972527202700 or emailing motti@scherfcom.com.

---

1 Assuming all Stratasys shareholders except Nano tender their aggregate 58.9mm shares and maximum of 25.3mm shares purchased as per Nano tender offer (~40% total shares tendered), leaving 33.6mm shares not purchased (~60% total shares tendered); Calculation based on blended value of shares tendered to Nano at $25 per share and illustrative value of remaining SSYS shares (see note 2 below).
2 Assuming for illustrative purposes $14.88 unaffected Stratasys share price as of 5/24/2023 before announcement of the transaction with Desktop Metal at the upper end and ~40% discount to Stratasys unaffected price of $14.88 implying ~$9 per share at the low end. The ~40% discount applied is calculated on the basis of the average 2023 YTD discount of Nano's share price to its per share value of cash and investments.

Stratasys

INVESTOR RELATIONS

U.S. MEDIA

ISRAEL MEDIA

Desktop Metal

INVESTOR RELATIONS

MEDIA RELATIONS


How to Support Stratasys

How to Vote

Ahead of the Stratasys Annual General Meeting on Tuesday August 8, 2023, we urge shareholders to vote **"FOR"** the re-election of the Stratasys slate consisting of the eight highly qualified current members of Stratasys' Board.

Shareholders should receive Stratasys' proxy materials and **WHITE** proxy card by email from your broker or by regular mail.

Whether or not you plan to attend, your vote is important, **regardless of the number of shares you own. You can vote your shares by internet or mail.** Simply follow the instructions on the **WHITE** proxy card or voting instruction form provided to you.

If you receive proxy materials sent by Nano, we urge you to simply discard Nano's proxy card.

The quickest and most efficient way to vote your shares is to vote online.

Online

Step 1: Visit www.cesvote.com

Step 2: Enter your 11-digit electronic voting number. Locate the Control Number listed on your WHITE proxy card or voting materials you should have received either via e-mail or your regular mail package.

Step 3: Follow the directions to complete the electronic voting instruction form. Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.

Mail

Step 1: Locate Stratasys' proxy materials and WHITE proxy card you received in your regular mail package.

Step 2: Mark, sign and date your WHITE proxy card or voting instruction form.

Step 3: Return the physical proxy card in the postage-paid envelope provided to you.

If you need additional copies of the proxy statement or the proxy card or voting instruction form, you can contact Morrow Sodali LLC by calling toll-free (800) 662-5200 or (203) 658-9400 or emailing SSYS@info.morrowsodali.com.

How to Deliver a Notice of Objection

Protect Your Investment

To deliver a Notice of Objection, CONTACT YOUR BROKER and instruct them to deliver a Notice of Objection on your behalf. If you have already tendered your shares, you can still withdraw them.

Remember to check your inbox and spam folder frequently for communication from your broker.

Under Israeli tender offer rules, Nano's offer will fail if the shares covered by submitted Notices of Objection are greater than or equal to the number of shares tendered in the offer. Therefore, in addition to not tendering, filing a Notice of Objection could help cause the tender to fail. Simply not tendering could result in non-tendering shareholders being left as minority shareholders in a company controlled by Nano.

We strongly urge shareholders to file their Notice of Objection in order to reduce the risk of becoming a minority shareholder.

For assistance delivering a Notice of Objection or withdrawing your Stratasys ordinary shares, please contact your broker or Stratasys' information agent:

Morrow Sodali LLC
509 Madison Avenue, 12th Floor
New York, NY 10022

Call toll-free (800) 662-5200 or (203) 658-9400

Email: SSYS@info.morrowsodali.com

Stratasys

INVESTOR RELATIONS
Yonah Lloyd
CCO / VP Investor Relations
[illegible]

U.S. MEDIA
Ed Trissel / Joseph Sala / Kara Brickman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

ISRAEL MEDIA
[illegible]
VP Sustainability, Public Relations IL & Global Internal Communications
[illegible]

[illegible]
Scherf Communications
[illegible]
[illegible]

Desktop Metal

INVESTOR RELATIONS
Jay Gentzkow
[illegible]
(781) 730-2110

MEDIA RELATIONS
[illegible]
[illegible]
[illegible]